Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated March 10, 2010, relating to the consolidated financial statements of BlackRock, Inc. (which report expresses an unqualified opinion) incorporated by reference in Exhibit 99.1 to this Annual Report on Form 10-K of Merrill Lynch & Co., Inc. (“Merrill Lynch”) for the year ended December 31, 2009, in the following Registration Statements of Merrill Lynch:
Filed on Form S-3:
     Registration Statement No. 333-158302
Filed on Form S-8:
     Registration Statement No. 333-156036
     Registration Statement No. 333-163003

/s/ Deloitte & Touche LLP
New York, New York
March 10, 2010